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                                                                    EXHIBIT 10.4

                                  PUT AGREEMENT

         THIS PUT AGREEMENT (the "Agreement") is made and entered into as of May 30, 2000, by and among Eliska Wireless Investors I, L.P., a limited partnership formed under the laws of the State of Alabama ("Investors"), Powertel, Inc., a Delaware corporation ("Powertel"), and Sonera Holding B.V., a company organized under the laws of the Netherlands ("Sonera") (Investors, Powertel and Sonera are referred to individually herein as a "Party" and collectively as the "Parties").

                                   WITNESSETH:

         WHEREAS, Investors owns or has subscribed to purchase 5,000 shares, par value US$0.01 per share (the "Shares"), of the common stock of Eliska Wireless Ventures I, Inc., a Delaware corporation (the "Company");

         WHEREAS, 4,900 of the Shares (the "Escrowed Shares") will be held, upon acceptance of the above-referenced subscription by the Company, in escrow as security under the Promissory Note attached as Exhibit A to the Stock Purchase Agreement between Investors and the Company of even date herewith (the "Note") pursuant to the terms and conditions of the Escrow Agreement attached as Exhibit B to the Stock Purchase Agreement between Investors and the Company of even date herewith ("Escrow Agreement");

         WHEREAS, 100 of the Shares (the "Initial Paid-In Shares") will be held, upon acceptance of the above-referenced subscription by the Company, free and clear of all liens;

         WHEREAS, in the event that Investors makes payment in full of all amounts that are due under the Note through July 1, 2003, including, without limitation, full payment of all principal and accrued interest under the Note through such date, the Escrowed Shares shall be released from escrow, and Investors will hold outright all of the Shares, free and clear of all liens;

         WHEREAS, Investors desires to have the right to cause Powertel to purchase certain of the Shares and any securities issued as a dividend or distribution with respect thereto or in exchange or replacement thereof under the terms and conditions set forth herein; and

         WHEREAS, Powertel is willing to purchase certain of the Shares and any securities issued as a dividend or distribution with respect thereto or in exchange or replacement thereof on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         SECTION 1. FIRST PUT OPTION.

         A. For the thirty (30) day period beginning on October 1, 2001 and ending on October 30, 2001, Investors shall have the right, but not the obligation, to sell all, but not less than all, of the Initial Paid-In Shares and all securities issued as a dividend or distribution with respect thereto or in exchange or replacement thereof (the "Initial Subject Stock") to Powertel, and Powertel shall be obligated to purchase the Initial Subject Stock from Investors for the consideration and upon the terms and conditions set forth in this Agreement (the "First Put"). Investors may exercise the First Put only by giving effective written notice thereof (the "First Put Exercise Notice") to Powertel on or before October 30, 2001. For the purposes hereof, the effective date of the First Put Exercise Notice shall be known as the "First Put Notice Date."

         B. In payment for the Initial Subject Stock, at the closing that is held pursuant to Section 1(C) below, Powertel shall deliver to Investors, at the election of Investors, which election shall be set forth in the First Put Notice as referenced in Section 1(A) hereof, either (i) $1,500,000, payable by bank check or wire transfer (the "First Put Cash"), or (ii) thirteen thousand nine hundred twenty-eight (13,928) fully paid and nonassessable shares of Powertel's common stock, par value $0.01 per share (the "First Put Shares"), at the option of Investors designated not later than the second business day immediately preceding the First Put Closing (as defined in Section 1(D) below). The Parties acknowledge and agree that the First Put Shares will be "restricted securities" as such term is defined in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, and the certificate representing the First Put Shares will bear a restrictive legend to such effect. The number of First Put Shares that is deliverable to Investors upon exercise of the First Put shall be appropriately adjusted to account for any stock split, stock dividend, stock combination or similar transaction involving or relating to the Powertel common stock or Powertel which occurs between the date hereof and the First Put Closing.

         C. Powertel agrees that, in the event that a transaction occurs whereby all or substantially all of Powertel's stock or assets are sold or transferred, whether by means of a merger, consolidation, tender offer or otherwise (collectively, a "Change of Control Transaction"), if the First Put is exerciseable or has been exercised, Powertel shall require as a condition to agreeing to such Change of Control Transaction that this Agreement be specifically assumed in writing by the party acquiring Powertel's stock or assets (and by the party which is issuing the consideration in connection with the Change of Control Transaction, if different), and the First Put shall thereafter be exercisable for such securities and/or such other property as Investors would have received if it had held the Powertel stock subject to the First Put as of the date of the closing of the Change of Control Transaction (and the securities and/or property for which the First Put is thereby exercisable shall be considered "First Put Shares" under this Agreement). If, in connection with the Change of Control Transaction, the acquiror provides the holders of Powertel's common stock with an option to choose among various forms of consideration, or various combinations of different types of consideration (each a "Consideration Option"), then the Put shall be exercisable with respect to the Consideration Option that includes the maximum amount of voting securities of the party acquiring Powertel's stock or assets in the Change of Control Transaction. Following the closing of a Change of Control Transaction, the number and type of securities that are deliverable to Investors upon exercise of the First Put shall


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be appropriately adjusted to account for any stock split, stock dividend, stock combination, merger, exchange, recapitalization or similar transaction relating to the securities for which the First Put is exercisable.

         D. The closing of the purchase of the Initial Subject Stock pursuant to the exercise of the First Put (the "First Put Closing") shall take place at the law offices of Morris, Manning & Martin, L.L.P., 3343 Peachtree Road, N.E., Suite 1600, Atlanta, Georgia 30326 at 10:00 a.m., Eastern time, on the date determined as follows: (i) if the transaction is subject to any prior regulatory approval, then the First Put Closing shall take place on the tenth
(10th) day following the receipt of such regulatory approval, (ii) if the transaction is not subject to regulatory approval, the First Put Closing shall take place on the twentieth (20th) day after the First Put Notice Date, (iii) if the date of the First Put Closing falls on a weekend or on a federal holiday, the First Put Closing shall take place on the next regular business day and (iv) the First Put Closing may take place at such other place and time as Investors and Powertel agree; provided, however, that if a Covenant Condition (as defined in Section 6) exists as of the First Put Closing Date, the First Put Closing shall take place no earlier than the one hundredth (100th) day after the First Put Notice Date (the "Covenant Requirement") unless Powertel elects to waive the Covenant Requirement and to cause the First Put Closing to occur in accordance with the other provisions of this Section 1(D).

         E. Investors and Powertel acknowledge and agree that in the event of the exercise of the First Put by Investors as set forth herein, the Note and the Escrow Agreement shall immediately terminate in accordance with their terms as of the First Put Notice Date, and as a result thereof, (i) Investors shall have no further obligation of payment under the Note, (ii) the Escrow Agent (as such term is defined in the Escrow Agreement) shall promptly distribute the Escrowed Shares to the Company or the Company's transfer agent together with the Stock Power (as such term is defined in the Escrow Agreement) and instructions that the Escrowed Shares be cancelled and (iii) the Company shall promptly cancel the Escrowed Shares.

         SECTION 2. SECOND PUT OPTION.

         A. In the event that Investors makes payment in full of all amounts that are due under the Note through July 1, 2003, including, without limitation, full payment of all principal and accrued interest under the Note through such date, Investors shall, for the thirty (30) day period beginning on July 2, 2003 and ending on July 31, 2003, have the right, but not the obligation, to sell all, but not less than all, of the Shares and all securities issued as a dividend or distribution with respect thereto or in exchange or replacement thereof (the "Total Subject Stock") to Powertel, and Powertel shall be obligated to purchase the Total Subject Stock from Investors for the consideration and upon the terms and conditions set forth in this Agreement (the "Second Put"). Investors may exercise the Second Put only by giving written notice thereof (the "Second Put Exercise Notice") to Powertel on or before July 31, 2003. For the purposes hereof, the effective date of the Second Put Exercise Notice shall be known as the "Second Put Notice Date."


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         B.       In the event that Investors provides Powertel the Second Put
Exercise Notice, the Parties shall thereafter proceed to determine the purchase price for the Total Subject Stock under the Second Put as set forth herein. Such purchase price for the Total Subject Stock shall be equal to the product derived by multiplying (a) the fair market value of the Company as of the Second Put Notice Date (the "Fair Market Value") determined as set forth below by (b) the percentage of the Company (determined by the Company's accountants on a fully-diluted basis) represented by the Total Subject Stock. Upon such determination of the purchase price as set forth hereunder, Powertel will, at the Second Put Closing (as defined in Section 2(E) hereof), pay the purchase price for the Total Subject Stock, at the election of Powertel, in either (i) cash, payable by bank check or wire transfer, or (ii) shares of Powertel common stock (the number of shares of which shall be computed by dividing (a) the purchase price by (b) the average closing price of a single share of the Powertel common stock traded on the NASDAQ National Market or other major securities exchange for the ten (10) trading days prior to the day immediately preceding the date of the Second Put Closing) (the "Second Put Shares"). The Parties acknowledge and agree that the Second Put Shares will be "restricted securities" as such term is defined in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, and the certificate representing the Second Put Shares will bear a restrictive legend to such effect. The number of Second Put Shares that is deliverable to Investors upon exercise of the Second Put shall be appropriately adjusted to account for any stock split, stock dividend, stock combination or similar transaction involving or relating to the Powertel common stock or Powertel which occurs between the date hereof and the Second Put Closing (as defined in Section 2(E) hereof).

         C. Powertel agrees that, in the event that a transaction occurs whereby all or substantially all of Powertel's stock or assets are sold or transferred, whether by means of a merger, consolidation, tender offer or otherwise (collectively, a "Change of Control Transaction"), if the Second Put is exerciseable or has been exercised, Powertel shall require as a condition to agreeing to such Change of Control Transaction that this Agreement be specifically assumed in writing by the party acquiring Powertel's stock or assets (and by the party which is issuing the consideration in connection with the Change of Control Transaction, if different), and the Second Put shall thereafter be exercisable for such securities and/or such other property as Investors would have received if it had held the Powertel stock subject to the Second Put as of the date of the closing of the Change of Control Transaction (and the securities and/or property for which the Second Put is thereby exercisable shall be considered "Second Put Shares" under this Agreement). If, in connection with the Change of Control Transaction, the acquiror provides the holders of Powertel's common stock with an option to choose among various forms of consideration, or various combinations of different types of consideration (each a "Consideration Option"), then the Second Put shall be exercisable with respect to the Consideration Option that includes the maximum amount of voting securities of the party acquiring Powertel's stock or assets in the Change of Control Transaction; provided, however, that if the securities to be issued to the shareholders of Powertel in the Change of Control Transaction will not be, when issued, listed or quoted on the American Stock Exchange, New York Stock Exchange or Nasdaq National Market System, then Investors shall have the option to exercise the Second Put solely in exchange for cash, with the amount of cash to be received to be determined by multiplying the number of shares of Total Subject Stock by the average per share closing price of such Total Subject Stock as reported by the Nasdaq National Market System, or any successor exchange or


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quotation system, for the twenty trading days immediately prior to the closing of the Change of Control Transaction. Following the closing of a Change of Control Transaction, the number and type of securities that are deliverable to Investors upon exercise of the Second Put shall be appropriately adjusted to account for any stock split, stock dividend, stock combination, merger, exchange, recapitalization or similar transaction relating to the securities for which the Second Put is exercisable.

         D. The process for determination of the Fair Market Value as referenced in Section 2(B) shall be as follows:

(i) In the Second Put Exercise Notice, Investors shall set forth its good faith estimate of the Fair Market Value. In the event that Powertel provides written notice to Investors no later than ten (10) days after the Second Put Notice Date of its agreement to Investors' estimate of the Fair Market Value ("Powertel FMV Acceptance Notice"), such determination of the Fair Market Value shall be final and binding on Investors and Powertel (the "Second Put Parties") as the Fair Market Value for the purposes hereof.

(ii) In the event that (a) Powertel provides written notice to Investors no later than ten (10) days after the Second Put Notice Date of its rejection of Investors' estimate of the Fair Market Value or (b) Powertel fails to provide any notice to Investors within ten (10) days after the Second Put Notice Date with regard to Investors' estimate of the Fair Market Value, the Second Put Parties shall use commercially reasonable efforts to appoint within twenty (20) days after the Second Put Notice Date a mutually acceptable appraiser (the "Joint Appraiser") for the purpose of determining the Fair Market Value. In the event of such appointment, the Joint Appraiser shall determine the Fair Market Value and submit a written report setting forth the Fair Market Value as determined by such appraiser, the methodologies for valuation employed by such appraiser, all information pertinent to the determination of Fair Market Value with regard to each such methodology and the relative weights afforded to each such methodology by such appraiser (a "FMV Report") to each of the Second Put Parties no later than fifty (50) days after the Second Put Notice Date. All costs and expenses of such appraisal shall be borne equally by the Second Put Parties. The Joint Appraiser's determination of Fair Market Value shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof.

(iii) If the Second Put Parties are unable to agree on a Joint Appraiser within twenty (20) days after the Second Put Notice Date, each of the Second Put Parties shall independently appoint, within thirty (30) days after the Second Put Notice Date, an appraiser (the "Independent Appraisers") for the purpose of determining the Fair Market Value. Each Independent Appraiser shall determine the Fair Market Value and submit a FMV Report to each of the Second Put Parties no later than sixty (60) days after the Second Put Notice Date. All costs and expenses for each such appraisal shall be borne by the party on behalf of which the appraisal is being performed. In the event that the Independent Appraisers' determinations of the Fair Market Value are equal, such determination of the Fair Market Value shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof. In the event that the Independent Appraisers' determinations of the


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         Fair Market Value differ such that the greater exceeds the lesser by no more than ten percent (10%) of the lesser, the average of the two determinations shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof. In the event that either of the Independent Appraisers fails to make a determination of the Fair Market Value and to submit a FMV Report no later than sixty (60) days after the Second Put Notice Date, the determination of the Fair Market Value by the other of the Independent Appraisers shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof.

(iv) In the event that the Independent Appraisers' determinations of the Fair Market Value differ such that the greater exceeds the lesser by more than ten percent (10%) of the lesser, then the Independent Appraisers shall jointly appoint no later than seventy (70) days after the Second Put Notice Date an additional appraiser (the "Additional Appraiser") for the purpose of determining the Fair Market Value. The Additional Appraiser shall determine the Fair Market Value and submit a FMV Report no later than one hundred (100) days after the Second Put Notice Date. In the event that the Independent Appraisers fail to jointly appoint the Additional Appraiser no later than seventy (70) days after the Second Put Notice Date, either of the Second Put Parties may initiate an arbitration proceeding with the American Arbitration Association in Atlanta, Georgia for the purpose of appointing a replacement for the Additional Appraiser. The appointment of such replacement for the Additional Appraiser (who, for the purposes of the remainder of this Section 2(C)(iv), shall also be known as the "Additional Appraiser") and the determination of the Fair Market Value and the submission of a FMV Report to each of the Second Put Parties by such appraiser shall occur as promptly as reasonably practicable. All costs and expenses for the appraisal performed by the Additional Appraiser shall be borne equally by the Second Put Parties. In the event that the Additional Appraiser's determination of the Fair Market Value is no more than ten percent (10%) greater than or no more than ten percent (10%) less than each of the Independent Appraisers' determinations of the Fair Market Value, the average of the three determinations shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof. In the event that the Additional Appraiser's determination of the Fair Market Value is no more than ten percent (10%) greater than or no more than ten percent (10%) less than one of the Independent Appraisers' determinations of the Fair Market Value and is more than ten percent (10%) greater than or more than ten percent (10%) less than the other of the Independent Appraisers' determinations of the Fair Market Value (the "Non-Conforming Appraisal"), the Non-Conforming Appraisal shall be discarded, and the average of the remaining determinations shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof. In the event that the Additional Appraiser's determination of the Fair Market Value is more than ten percent (10%) greater than or more than ten percent (10%) less than each of the Independent Appraisers' determinations of the Fair Market Value, the Additional Appraiser's determination of the Fair Market Value shall be final and binding on the Second Put Parties as the Fair Market Value for the purposes hereof.


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(v)      Any appraiser appointed hereunder shall be a member of a nationally recognized business appraisal organization and shall have experience in valuing telecommunications enterprises. In determining the Fair Market Value, any appraiser appointed hereunder shall determine the value of the Company as a whole and shall not apply any valuation premiums or discounts to the value of the Total Paid-In Shares (such as for minority interest, control or lack of marketability). At any time prior to final determination of the Fair Market Value as set forth hereunder, each of the Second Put Parties shall be entitled to submit to any appraiser (and, if such right is exercised, shall also submit to the other of the Second Put Parties) any information related to the valuation of the Company that such Party considers relevant, and such information shall be accorded the weight that such appraiser deems appropriate. Each of the Second Put Parties shall have an opportunity to comment on all information provided to any appraiser by the other of the Second Put Parties.

         E. The closing of the purchase of the Total Subject Stock pursuant to the Second Put (the "Second Put Closing") shall take place at the offices of Morris, Manning & Martin, L.L.P., 3343 Peachtree Road, N.E., Suite 1600, Atlanta, Georgia 30326 at 10:00 a.m. Eastern time, on the twentieth (20th) day after (i) in the event of determination of the Fair Market Value pursuant to
Section 2(D)(i), the effective date of the Powertel FMV Acceptance Notice or
(ii) in the event of determination of the Fair Market Value pursuant to Sections 2(D)(ii)-(v), the effective date of the submission of the FMV Report applicable to the final determination of the Fair Market Value; provided, however, that (i) if the transaction is subject to any prior regulatory approval, then the Second Put Closing shall take place on the tenth (10th) day following the receipt of such regulatory approval, (ii) if the date of the Second Put Closing falls on a weekend or on a federal holiday, the Second Put Closing shall take place on the next regular business day, and (iii) the Second Put Closing may take place at such other place and time as Investors and Powertel agree; provided, however, that if a Covenant Condition (as defined in Section 6) exists as of the Second Put Closing Date, then the Second Put Closing shall take place no earlier than the one hundredth (100th) day after the Second Put Notice Date (the "Covenant Requirement"), unless Powertel elects to waive the Covenant Requirement and to cause the Second Put Closing to occur in accordance with the other provisions of this Section 2(E).

         SECTION 3. RIGHT OF FIRST REFUSAL.

         A. Except as set forth in Sections 1 and 2 above, Investors will not, during the effective term of this Agreement, offer to sell, assign, transfer, convey or otherwise dispose of (any such transaction being a "transfer") any of the Total Subject Stock to any party, or entertain any offer to transfer any of the Total Subject Stock from any party, except in accordance with the provisions of this Section 3.

         B. If Investors receives a bona fide offer from a third party for the purchase of any of the Total Subject Stock (the "Offered Stock") that Investors would like to entertain, and which offer, if accepted, would create a binding obligation on Investors to transfer the Offered Stock (the "Third Party Offer"), then Investors shall first give written notice (the "Third Party Offer Notice") to Powertel and Sonera of the terms and conditions of the Third Party Offer; provided,


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however, that if the Third Party Offer proposes consideration in a form other than cash or cash equivalents, any such offer must also include an alternative cash offer to Investors for the Offered Stock. The Third Party Offer Notice shall offer Powertel the exclusive right to purchase the Offered Stock on the same terms and conditions as are set forth in the Third Party Notice by giving written notice thereof to Investors and Sonera not more than thirty days (30) following the effective date of the Third Party Offer Notice, and upon giving such notice (the "Powertel Acceptance Notice"), Powertel shall be bound to consummate the transaction in accordance with the terms of such Third Party Offer; provided, however, that notwithstanding the proposed closing date contained in the Third Party Offer, the closing of such transaction (the "Powertel Acceptance Closing") shall take place at the law offices of Morris, Manning & Martin, L.L.P., 3343 Peachtree Road, N.E., Suite 1600, Atlanta, Georgia 30326 at 10:00 a.m., Eastern time, on the date determined as follows:
(i) if the transaction is subject to any prior regulatory approval, then the Powertel Acceptance Closing shall take place on the tenth (10th) day following the receipt of such regulatory approval, (ii) if the transaction is not subject to regulatory approval, the Powertel Acceptance Closing shall take place on the twentieth (20th) day after the effective date of the Powertel Acceptance Notice ("Powertel Acceptance Notice Date"), (iii) if the date of the Powertel Acceptance Closing falls on a weekend or on a federal holiday, the Powertel Acceptance Closing shall take place on the next regular business day and (iv) the Powertel Acceptance Closing may take place at such other place and time as Sonera and Powertel agree; provided, however, that if a Covenant Condition (as defined in Section 6) exists, the Powertel Acceptance Closing shall take place no earlier than the one hundredth (100th) day after the Powertel Acceptance Notice Date (the "Covenant Requirement") unless Powertel elects to waive the Covenant Requirement and to cause the Powertel Acceptance Closing to occur in accordance with the other provisions of this Section 3(B).

         C. If Powertel has not timely given written notice of its agreement to purchase the Offered Stock, then Sonera may agree to purchase the Offered Stock on the same terms and conditions as are set forth in the Third Party Notice by giving written notice thereof to Investors and Powertel within the fifteen (15) day period immediately following the expiration of Powertel's thirty (30) day exclusive period, and upon giving such notice (the "Sonera Acceptance Notice"), Sonera shall be bound to consummate the transaction in accordance with the terms of such Third Party Offer; provided, however, that notwithstanding the proposed closing date contained in the Third Party Offer, the closing of such transaction (the "Sonera Acceptance Closing") shall take place at the offices of the Company at 10:00 a.m., Central time, on the date determined as follows: (i) if the transaction is subject to any prior regulatory approval, then the Sonera Acceptance Closing shall take place on the tenth
(10th) day following the receipt of such regulatory approval, (ii) if the transaction is not subject to regulatory approval, the Sonera Acceptance Closing shall take place on the twentieth (20th) day after the Sonera Acceptance Notice Date, (iii) if the date of the Sonera Acceptance Closing falls on a weekend or on a federal holiday, the Sonera Acceptance Closing shall take place on the next regular business day and (iv) the Sonera Acceptance Closing may take place at such other place and time as Investors and Sonera agree.

         D. In the event that Powertel and Sonera fail or refuse to timely exercise the options granted in Sections 3(B) and 3(C), Investors shall be entitled to transfer all, but not less than all,


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of the Offered Stock to the party making the Third Party Offer on the terms and conditions thereof within sixty (60) days after the date of such failure or refusal. In the event that Investors shall fail timely to close the transfer of all of the Offered Stock to such third party within the time required herein, Investors' right to transfer the Offered Stock to such party shall be void, and the transfer of any of the Total Subject Stock shall again be subject to the right of first refusal granted in this Section 3.

         SECTION 4. REGISTRATION RIGHTS. In the event that Powertel issues any shares of its common stock to Investors in payment of its obligations hereunder, Investors shall be accorded all registration and other rights set forth on Annex I hereto.

         SECTION 5. REPRESENTATIONS AT CLOSING. At the closing of any purchase of any of the Total Subject Stock contemplated herein, all of such Total Subject Stock being transferred to Powertel or Sonera and any common stock of Powertel being transferred to Investors shall be issued, sold, transferred or assigned free and clear of any and all liens, claims or encumbrances. Each of Investors, Powertel and Sonera shall provide to the other party to the transaction the following representations and warranties, as applicable to such party:

                  (a) the transferor has all requisite organizational power and authority to issue, sell, transfer or assign the respective stock being so transferred, and all corporate action necessary to approve the issuance, sale, transfer or assignment of the respective stock being so transferred has been taken;

                  (b) the transferor has clear and marketable title to the respective stock being so transferred, free from any and all liens, claims or encumbrances, and there are no outstanding contracts, options, other rights to purchase or acquire or other restrictions applicable to the respective stock being so transferred;

                  (c) the transferor is under no obligation to obtain any prior approval of any third party or governmental agency, including without limitation, the Federal Communications Commission (the "FCC"), the Federal Trade Commission or the United States Department of Justice, for the lawful transfer of the respective stock, except for such approvals as will be obtained prior to the completion of such transfer;

                  (d) the respective stock being so transferred is duly authorized, validly issued, fully paid and non-assessable, and the respective stock will be issued, sold, transferred or assigned by the transferor in conformity with all applicable laws, including any federal and state securities laws applicable to the transferor (assuming the accuracy of any representations made by the acquiror with regard thereto);

                  (e) the acquiror is acquiring the respective stock for the acquiror's own account solely for the purpose of investment, and the acquiror is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended.


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

         SECTION 6. COVENANT CONDITIONS. The parties acknowledge that as a result of the purchase by Powertel of any of the Total Subject Stock as contemplated herein, Powertel will additionally be required to purchase the equity interest of the Company held by Sonera Corporation in accordance with the terms and conditions of the Put Agreement between Powertel and Sonera Corporation of even date herewith. The parties further acknowledge that as a result of such purchases the Company may suffer an Adverse FCC Consequence, as that term is defined in the Certificate of Incorporation of the Company, which may cause certain indebtedness of the Company to become due and payable, and in connection therewith Powertel may deem it necessary or advisable to make an investment in the Company in order to allow the repayment or refinancing of such indebtedness. The Parties further acknowledge that, in connection with any investment referenced in the preceding sentence and in connection with the purchase of any of the Total Subject Stock, Powertel may deem it necessary to raise additional capital through the sale of its equity securities in order to maintain compliance with certain of Powertel's debt covenants (a "Covenant Condition"). As a result thereof, the Parties acknowledge and agree that the closing of the purchase of any of the Total Subject Stock by Powertel hereunder may be subject to delay as set forth in the terms and conditions governing such closings herein.

         SECTION 7. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject hereof and supersedes all agreements, oral or written, previously made between the parties hereto relating to the subject matter hereof; there are no other understandings or agreements between the parties concerning the subject matter hereof.

         SECTION 8. TERM AND TERMINATION. This Agreement shall terminate without any further obligation of any Party upon the earlier to occur of: (i) the termination of the Stock Purchase Agreement pursuant to which the Shares are to be purchased, if such agreement is terminated prior to the sale of the Shares thereunder; (ii) the mutual agreement of the Parties to terminate this Agreement; or (iii) March 31, 2001, if Investors has not purchased the Shares by such date.

         SECTION 9. AMENDMENTS. This Agreement may not be altered, modified or amended except by a writing signed by each of the Parties hereto.

         SECTION 10. FURTHER ASSURANCES. Each of the Parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by the Parties, in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

         SECTION 11. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties hereto at the respective addresses set forth below, or as notified by such Party from time to time at least ten (10) days prior to the effectiveness of such notice:

         If to Investors:

         Mr. James O. Hayles, Jr.
         Eliska Wireless, Inc.
         28187 Burkert Drive
         Orange Beach, Alabama 36561
         Facsimile: (334) 981-6043

         with a copy to (which shall not constitute notice):

         Jonathan V. Cohen, Esq.
         Wilkinson Barker Knauer, L.L.P.
         2300 N Street, N.W., Suite 700
         Washington, DC 20037-1128
         Facsimile: (202) 783-5851

         If to Powertel:

         Jill F. Dorsey, Esq.
         Vice President and General Counsel
         Powertel, Inc.
         1239 O.G. Skinner Drive
         West Point, Georgia 31833
         Facsimile: (706) 645-9532

         With a copy to (which shall not constitute notice):

         James Walker, Esq.
         Morris, Manning & Martin, LLP
         1600 Atlanta Financial Center
         3343 Peachtree Road, N.E.
         Atlanta, GA 30326
         Facsimile: (404) 365-9532

         If to Sonera:

         Maire Laitinen
         Sonera Holding B.V.
         c/o Sonera Corporation
         Teollisuuskatu 15
         FIN - 0051 - Sonera
         Helsinki, Finland
         Facsimile: 011 358 2040 3414

         with a copy to (which shall not constitute notice):

         Richard M. Stolbach, Esq.
         Patton Boggs LLP
         2550 M Street, NW
         Washington, DC 20037-1350
         Facsimile: (202) 457-6315

         SECTION 12. GOVERNING LAW. This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect to an action commenced by a third party in another jurisdiction, Investors, Powertel and Sonera agree that any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in the State of Delaware, if there is any such court which has and will exercise its jurisdiction in any such matter, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

         SECTION 13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile.

         SECTION 14. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 15. EXPENSES. Except as otherwise provided, all costs and expenses, including, but not limited to, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 16. SPECIFIC PERFORMANCE. Notwithstanding anything to the contrary herein, if any Party to this Agreement fails to perform any of its obligations hereunder, in addition to any other remedies that may be available to the non-breaching Party, the non-breaching Party may pursue any remedies that it has available in equity, including the remedy of specific performance, which shall specifically include the right to compel the breaching Party to consummate the transactions contemplated hereunder in accordance with the terms of this Agreement.

         SECTION 17. ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Parties hereto (which consent may be granted or withheld in the sole discretion of any such Party), except that Powertel may assign its obligations hereunder to an acquiror of Powertel in a Change of Control transaction pursuant to Section 1(C) or
Section 2(C) hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                                         ELISKA WIRELESS INVESTORS I, L.P.


                                         By: ELISKA WIRELESS INC.,
                                             its General Partner


                                         By: /s/ James O. Hayles, Jr.
                                            ------------------------------------

                                         Name: James O. Hayles, Jr.
                                              ----------------------------------

                                         Title: President
                                               ---------------------------------


                                         POWERTEL, INC.


                                         By: /s/ Allen E. Smith
                                            ------------------------------------

                                         Name: Allen E. Smith
                                              ----------------------------------

                                         Title: Chief Executive Officer
                                               ---------------------------------


                                         SONERA HOLDING B.V.


                                         By: /s/ Olli Tuohimaa
                                            ------------------------------------

                                         Name: Olli Tuohimaa
                                              ----------------------------------

                                         Title: Attorney-in-Fact
                                               ---------------------------------

[Put Agreement among Eliska Wireless Investors I, L.P., Powertel, Inc., and Sonera Holding B.V.]

                                     ANNEX I

                               Registration Rights

         (a) Investors shall be accorded all registration and other rights set forth herein with regard to any shares of the common stock of Powertel issued to Investors in payment of Powertel's obligations hereunder (the "Powertel Shares") and any shares of the common stock of Powertel issued on account of the Powertel Shares (collectively, the "Securities").

         At any time after any closing hereunder pursuant to which Investors obtains Powertel Shares, if Powertel proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to an offering of its equity securities (i) for its own account (other than a registration statement on Form S-4 or S-8 or any substitute form that may be adopted by the Securities and Exchange Commission (the "Commission")) or (ii) for the account of any holders of its securities (including pursuant to a demand registration), then Powertel shall give written notice of such proposed filing to Investors as soon as practicable (but in any event not less than five (5) Business Days (as defined below) before the anticipated filing date), and such notice shall offer Investors the opportunity to register such number of shares of Securities as Investors requests (the shares subject to such request and any other request hereunder being referred to as the "Subject Stock"). For the purposes hereof, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law to close. If Investors wishes to register securities of the same class or series as Powertel or such holder, such registration shall be on the same terms and conditions as the registration of Powertel's or such holders' securities (a "Piggyback Registration"). Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Piggyback Registration delivers a written opinion to Powertel that the success of such offering would be materially and adversely affected by inclusion of all the securities requested to be included, then the number of securities to be registered by Investors shall be reduced prior to any reduction in the number of securities to be registered pursuant to clauses (i) and (ii) of the first sentence of this paragraph and may be reduced proportionately to the shares of other holders of similar piggyback registration rights; provided, however, that Powertel must provide prompt written notice of such written opinion to Investors.

         (b) In connection with any offering of shares of Subject Stock registered pursuant to this Annex I, Powertel (i) shall furnish to Investors such number of copies of any prospectus (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while Powertel shall be required under the provisions hereof to cause the registration statement to remain current and (ii) take such action as shall be necessary to qualify the shares covered by such registration statement under such "blue sky" or other state securities laws for offer and sale as Investors shall reasonably request; provided, however, that Powertel shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed. If applicable, Powertel and Investors shall enter into an underwriting agreement with a lead underwriter selected by Powertel (reasonably satisfactory to Investors) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that such underwriter shall agree to use its best efforts to ensure that the offering results in a distribution of the Subject Stock sold in accordance with the terms of this Agreement. In connection with any offering of Subject Stock registered pursuant to this Annex I, Powertel shall (x) furnish to the lead underwriter, at Powertel's expense, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as reasonably requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. If Investors enters into an underwriting agreement with respect to the Subject Stock, Investors' representations, warranties and indemnities contained therein shall be made severally rather than jointly with Powertel or any other selling stockholder and shall be limited to (i) Investors' ownership of the Subject Stock, (ii) Investors' authority to enter into the underwriting agreement and related matters, (iii) any information provided by Investors for inclusion in the registration statement, and (iv) such other matters as are at the time of such underwriting customarily included in underwriting agreements relating to sales of common stock by a selling stockholder where the failure by Investors to make such representations, warranties or indemnities causes a lead underwriter to refuse to conduct or complete the offering. In the event an offering of Subject Stock fails to close due to Investors' unwillingness, inability or other failure to comply with clause (iv) of the immediately preceding sentence, then Investors agrees that Powertel shall be deemed to have satisfied all of its obligations to conduct the related offering of such Subject Stock, shall be excused from any failure of any obligation of Powertel with respect thereto and shall not be liable for the failure of such offering of such Subject Stock to close. Upon any registration becoming effective pursuant to this Annex I, Powertel shall use all reasonable efforts to keep such registration statement current for such period as shall be required for the disposition of all of said Subject Stock; provided, however, that such period need not exceed three months.

         (c) Investors shall pay all underwriting discounts and commissions related to shares of Subject Stock being sold by Investors and the fees and disbursements of counsel and other advisors to Investors. Any fees and disbursements of underwriters customarily paid by issuers in secondary offerings shall be paid by Powertel.

         (d) In the case of any offering registered pursuant to this Annex I, Powertel agrees to indemnify and hold Investors, each underwriter of Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act and the directors and officers of Investors, harmless against any and all losses, claims, damages, liabilities or action to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if Powertel shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if Powertel shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph (d) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of Subject Stock by Investors if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (x) made in reliance upon and in conformity with information furnished in writing to Powertel by Investors or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto or
(y) made in any preliminary prospectus, and the prospectus contained in the registration statement in the form filed by Powertel with the Commission pursuant to Rule 424(b) under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or given to such person at or prior to the confirmation of such sale to him.

         (e) In the case of each offering registered pursuant to this Annex I, Investors and each underwriter participating therein shall agree, in the same manner and to the same extent as set forth in paragraph (d) of this Annex I, severally to indemnify and hold harmless Powertel and each person, if any, who controls Powertel within the meaning of Section 15 of the Securities Act, and the directors and officers of Powertel, and in the case of each such underwriter, Investors, each person, if any, who control Investors within the meaning of the Securities Act and the directors, officers and partners of Investors, with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Powertel by Investors or such underwriter specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

         (f) Each party indemnified under paragraph (d) or (e) of this Annex I shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in paragraph (d) or (e) of this Annex I, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under paragraph (d) or (e) of this Annex I for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its sole and absolute discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. No such third party claim may be settled by the indemnifying party or the indemnified party without the prior written consent of the other, which consent shall not be unreasonably withheld.

         (g) If the indemnification provided for under paragraph (d) or (e) shall for any reason be held by a court to be unavailable to an indemnified party under paragraph (d) or (e) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (d) or (e) hereof, the indemnified party and the indemnifying party under paragraph (d) or (e) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of Powertel and the prospective seller of Subject Stock covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by Powertel and such prospective seller from the offering of the securities covered by such registration statement. No Person (as defined below) guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For the purposes hereof, "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

         (h) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable losses which may be recovered from an indemnifying party arising out of or resulting from the causes enumerated in paragraph (d) or (e) shall be an amount equal to the aggregate purchase price paid by Investors for the securities in Eliska Wireless Ventures I, Inc., which securities were exchanged for the Powertel Shares pursuant to this Agreement.

         (i) Notwithstanding the foregoing, to the extent that the provisions of indemnification and contribution contained in an underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions set forth in the underwriting agreement shall control.


                                       I-5